UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2024

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In a public offering completed in November 2023, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), issued certain warrants to purchase shares of its common stock (such warrants, the “Public Offering Warrants”). The Public Offering Warrants expire December 20, 2028. Under the terms of the Public Offering Warrants, in addition to customary adjustments to their exercise price and the number of shares of common stock issuable upon exercise in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock (a “Stock Combination Event”), if the Event Market Price (as defined below) is less than the exercise price then in effect (after giving effect to the customary adjustments thereto as a result of the event), then, on the 16th trading day immediately following the Stock Combination Event, the exercise price will be reduced to the Event Market Price, and simultaneously with such adjustment, the number of shares of common stock issuable upon exercise is increased proportionally, such that the aggregate exercise price of the Public Offering Warrants, after taking into account the adjustment to the exercise price, will be equal to the aggregate exercise price before the adjustment to the exercise price. “Event Market Price” means, with respect to any Stock Combination Event, the quotient determined by dividing (x) the sum of the volume weighted average price of our common stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately preceding the 16th trading day after the date of such stock combination event, by (y) five.

As previously reported, we effected a reverse split of our common stock that was effective at 12:01 a.m. Eastern Time on September 23, 2024 (the “September 2024 SCE”).

On October 8, 2024, we and certain holders of the Public Offering Warrants entered into warrant amendments (each, a “Warrant Amendment” and collectively, the “Warrant Amendments”), pursuant to which, solely with respect to the September 2024 SCE, the parties agreed to shorten the measuring period for determining the Event Market Price for the September 2024 SCE so that it ended on the 11th trading day immediately following the September 2024 SCE. As a result of the foregoing, the exercise price of the Public Offering Warrants of the holders that entered into the Warrant Amendments was reduced to $2.25, which was the Event Market Price for the shortened period.

Item 3.02 Unregistered Sales of Equity Securities.

The information reported in Item 1.01 of this report is incorporated by reference into this Item 3.02.

From October 8, 2024 through and including October 11, 2024, in the aggregate, holders of the Public Offering Warrants that entered into the Warrant Amendments purchased shares of common stock through exercise of their Public Offering Warrants for (1) approximately 675,000 shares, paying the exercise price therefor in cash, and (2) approximately 312,000 shares on a cashless basis, for which we issued approximately 143,000 shares. We received gross proceeds of approximately $1.5 million from the sale of common stock upon the exercise of such Public Offering Warrants.

The shares of common stock issued upon the cashless exercise of the Public Offering Warrants were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. The shares of common stock issued for cash were issued pursuant to the Company’s effective registration statements on Form S-1.

Item 8.01 Other Events.

Keep Well Agreement Funding

As previously reported, on August 13, 2024, we entered into an agreement with Acuitas Capital LLC (“Acuitas”) pursuant to which Acuitas agreed to purchase $5.0 million of senior secured convertible notes (the “Committed Demand Notes”) under the Master Note Purchase Agreement we entered into with Acuitas on April 15, 2022, as amended. On October 3, 2024, Acuitas purchased $1.0 million of the Committed Demand Notes. Through the date on the signature page of this report, we have received $3.5 million from the purchase of Committed Demand Notes pursuant to such agreement.

Nasdaq Matters

As previously reported: (i) in October 2023, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we no longer met the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”); (ii) in April 2024, we received a letter from the Staff notifying us that we had not regained compliance with the Minimum Bid Price Rule by April 10, 2024 and that our common stock would be scheduled for delisting unless we timely requested a hearing before Nasdaq’s Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination; (iii) we submitted a timely request for a hearing before the Panel, which stayed the suspension and delisting of our common stock pending the decision of the Panel and the expiration of any additional time granted by the Panel; and (iv) in May 2024, the Panel granted us a temporary exception until October 7, 2024 to regain compliance with the Minimum Bid Price Rule.

On October 7, 2024, we received a letter from the Nasdaq Office of General Counsel confirming that we regained compliance with the Minimum Bid Price Rule by October 7, 2024 because the closing bid price for our common stock was $1.00 or more for a minimum of 10 consecutive trading sessions. That letter also informed us that, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), we will be subject to a Discretionary Panel Monitor for a period of one year from October 7, 2024, and that if, within that one-year monitoring period, we fail to maintain compliance with any continued listing requirement, the Staff will issue a Delist Determination Letter and promptly schedule a new hearing with the Panel. Notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide a plan of compliance to the Staff with respect to any deficiency that arises during the one-year monitoring period, and the Staff will not be permitted to grant additional time for us to regain compliance with respect to any such deficiency.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Amendment dated October 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: October 15, 2024	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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